Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON PARTNERS WITH DYNAMIC HEARING

Company Gains Access to Proprietary Technology to Develop New Body-Worn Devices

ST. PAUL, Minn. — July 29, 2008 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, today announced that it has entered into a strategic alliance with Australia-based Dynamic Hearing, a designer of proprietary digital signal processing (DSP) firmware used in ultra-low power (ULP) DSP hardware platforms for the hearing health and professional audio markets. IntriCon intends to use the license from Dynamic Hearing to develop new body-worn ULP-DSP applications.

“Our alliance with Dynamic Hearing is another step forward in our strategy to expand IntriCon’s hearing health and professional audio product portfolio,” said Mark S. Gorder, president and chief executive officer of IntriCon. “The agreement with Dynamic Hearing provides us with access to the technology and engineering expertise to develop new body-worn DSP and wireless-based products. As a result, we believe we will be even better equipped to meet customers’ growing needs, and enhance the mobility and effectiveness of our devices.”

The five-year agreement provides IntriCon an optional exclusive license for hearing aid products , subject to certain limitations.

Said Elaine Saunders, Dynamic Hearing chief executive officer, “We are excited to join forces with IntriCon—a leader in body-worn devices. Our advanced DSP solutions will enable IntriCon to efficiently develop advanced new products for its customers. We look forward to a long-term relationship.”

About Dynamic Hearing

Dynamic Hearing Pty Ltd, headquartered in Melbourne, Australia, provides advanced digital signal processing solutions for personal communication devices as embedded software. All technology developed by Dynamic Hearing is designed to enhance the experience of sound for listeners in any environment, providing them with greater mobility and improved lifestyle.

The company is focused on rapid product development, scientific validation and sound commercial partnership. For more information, visit www.dynamichearing.com.au.

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IntriCon Partners with Dynamic Hearing

July 29, 2008

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Stock Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning IntriCon's and Dynamic Hearing's technology, prospects in the miniature body-worn device arena, future growth and expansion, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, possible non-performance of new and developing technology, risks related to the Tibbetts acquisition, including unanticipated liabilities and expenses, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2007. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts
At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

At Dynamic Hearing:

Hayley Fiket, Marketing Manager

+613 8420-8500

hfiket@dynamichearing.com.au

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